UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

(817) 862-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	FTSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 3, 2022, FTS International, Inc. (the “Company” or “FTSI”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated October 21, 2021, as amended on March 1, 2022 (the “Merger Agreement”), by and among FTSI, ProFrac Holdings, LLC (“Parent”) and ProFrac Acquisitions, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into FTSI, with FTSI continuing as the surviving corporation and as a majority owned subsidiary of Parent (the “Merger”). As a result of the Merger, FTSI will no longer be publicly held. FTSI common stock will be delisted from the NYSE American and deregistered under the Securities Exchange Act of 1934, as amended.

There were 13,837,746 shares of Class A common stock, par value $0.01 per share, of FTSI (“Class A Common Stock”) and 312,306 shares of Class B common stock, par value $0.01 per share, of FTSI (“Class B Common Stock” and, together with the Class A Common Stock, the “Shares”), in each case, issued and outstanding as of January 21, 2022, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 10,514,532 Shares were present via webcast or represented by proxy, representing approximately 74.30% of the total outstanding Shares as of the Record Date, which constituted a quorum. Holders of approximately 71.54% of the outstanding Shares, and holders of approximately 64.69% of the outstanding Shares other than Shares held by Parent or any of its Affiliates, voted to approve the Merger Agreement. Under the Merger Agreement, unless waived by the Company, the affirmative vote of at least a majority of the outstanding Shares other than Shares held by Parent or any of its Affiliates is a condition to the Company’s obligation to consummate the Merger.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by FTSI with the Securities and Exchange Commission on January 24, 2022):

Proposal 1 - The Merger Proposal: To approve and adopt the Merger Agreement (the “Merger Proposal”), dated October 21, 2021.

Proposal 2 - The Merger Compensation Proposal: To approve, on a non-binding advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger.

Proposal 3 - The Adjournment Proposal: To approve the adjournment of the Special Meeting, including if necessary, to solicit additional proxies in favor of Proposal 1, the Merger Proposal, if there are not sufficient votes at the time of such adjournment to approve the Merger Proposal. Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because FTSI’s stockholders approved Proposal 1.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – Merger Proposal

Outstanding Shares

Votes For	Votes Against	Abstentions
10,124,258	389,965	309

Outstanding Shares Other Than Shares Held By Parent or Any of Its Affiliates

Votes For	Votes Against	Abstentions
7,374,258	389,965	309

Proposal No. 2 – Merger Compensation Proposal

Votes For	Votes Against	Abstentions
6,524,504	3,070,673	919,355

Proposal No. 3 – Adjournment Proposal

Votes For	Votes For	Abstentions
9,905,211	382,436	226,825

Item 8.01.	Other Events

On March 3, 2022, FTSI issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, FTS International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2022

FTS INTERNATIONAL, INC.

By:	/s/ Jared Vitemb
	Name:	Jared Vitemb
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary